Exhibit 99.3

SINA Raises Second Quarter Guidance

Shanghai, China, June 30, 2003 – SINA Corporation (Nasdaq: SINA) today announced that it has raised its revenues and earnings per share estimates for the fiscal quarter ending June 30, 2003.

SINA now expects revenues to be between $24 million and $25 million and diluted GAAP earnings per share to be between $0.13 and $0.15 for the fiscal quarter ending June 30, 2003. Previously, the Company estimated revenues to be between $19.6 million and $20.3 million and diluted GAAP earnings per share to be between $0.08 and $0.09 for the fiscal quarter ending June 30, 2003.

SINA’s second quarter financial results are expected to be reported on July 23, 2003 after the close of the market.

About SINA

SINA Corporation (NASDAQ:SINA) is a leading online media company and value-added information service (“VAS”) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA operates three major business lines including SINA.com (online media and entertainment service), SINA Online (consumer fee-based online and wireless VAS) and SINA.net (Small and medium-sized enterprises VAS), providing an array of services including online portals, premium email, wireless short messaging, virtual ISP, search, classified information, online games, e-commerce, e-learning and enterprise e-solutions. To learn more about SINA, please logon to our corporate website at http://corp.sina.com

Safe Harbor Statement

This announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the Securities and Exchange commission on forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in our offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical and future losses, limited operating history, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on online advertising sales and mobile content related business for a majority its revenues, and any failure to successfully develop and introduce new products. Further information regarding these and other risks is included in SINA’s prospectus, 10K, 10Q and in its other filings with the Securities and Exchange Commission.

Contact:
Denise Roche
646-536-7008
droche@theruthgroup.com
Chen Fu
(86-21) 62895678 ext. 6089
fuchen@staff.sina.com